Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated July 18, 2024 with respect to the financial statements of Greenlane Holdings, Inc. for the year ended December 31, 2023 included in the Annual Report on Form 10-K for the year ended December 31, 2024. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Marcum LLP

Costa Mesa, CA

November 21, 2025